Exhibit 10.49

Deltek Systems, Inc.

Stock Purchase Agreement

STOCK PURCHASE AGREEMENT, dated [                    ] (the “Agreement”), by and between Deltek Systems, Inc., a Virginia corporation (the “Company”), and [                    ] (“Purchaser”).

Recitals

WHEREAS, the Company desires to sell to Purchaser, and Purchaser desires to purchase, shares of the Company’s common stock, par value $0.001 (the “Common Stock”); and

WHEREAS, as a condition to such sale and purchase, Purchaser will become a party to the Company’s Shareholders’ Agreement by executing a Joinder Agreement and a counterpart signature page to the Company’s Shareholders’ Agreement (such Joinder Agreement and counterpart signature page to the Company’s Shareholders’ Agreement being referred to collectively herein as the “Shareholders’ Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and for good and valuable consideration, receipt of which is hereby acknowledged, the Company and Purchaser, intending to be legally bound, hereby agree as follows:

1. Purchase of Shares.

(a) Sale and Purchase. On the terms and conditions set forth in this Agreement, the Company agrees to sell to Purchaser, and Purchaser agrees to purchase from the Company, [                    ] shares of Common Stock (the “Shares”).

(b) Consideration. The Purchaser agrees to pay for the Shares an aggregate purchase price of $[                    ] (the “Purchase Price”).

2. Closing of the Purchase.

(a) Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) shall occur on [                    ] (the “Closing Date”) at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York.

(b) Deliveries. At the Closing, (i) the Company shall deliver to Purchaser a certificate representing the Shares and a copy of the Shareholders’ Agreement executed by the Company, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P., and (ii) Purchaser shall deliver to the Company a copy of the Shareholders’ Agreement executed by the Purchaser and, where applicable, his spouse, and a good check or wire transfer of funds in an amount equal to the Purchase Price.

(c) Conditions to Closing.

i. Conditions to Both Parties’ Obligations. The obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Closing of the condition (which may be waived by the parties in accordance herewith) that, on the Closing Date, there shall not be in effect any order issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated by this Agreement.

ii. Conditions to Company’s Obligations at Closing. Each and every obligation of the Company to be performed at the Closing shall be subject to the conditions precedent that the representations made by Purchaser in this Agreement shall be accurate in all material respects on and as of the Closing Date with the same effect as though such representations had been made or given on or as of the Closing Date and that Purchaser shall have performed all covenants required to be performed at or prior to the Closing.

iii. Conditions to Purchaser’s Obligations at Closing. Each and every obligation of Purchaser to be performed at the Closing shall be subject to the conditions precedent that the representations made by the Company in this Agreement shall be accurate in all material respects on and as of the Closing Date with the same effect as though such representations had been made or given on or as of the Closing Date and that the Company shall have performed all covenants required to be performed at or prior to the Closing.

(d) Survival. All representations made by the Company and Purchaser shall survive the Closing.

3. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company as follows:

(a) Purchaser has the legal capacity to execute, deliver and perform this Agreement and the Shareholders’ Agreement and to consummate the transactions contemplated hereby. This Agreement and, when executed and delivered, the Shareholders’ Agreement, constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof and thereof, except to the extent that such enforceability may be limited by bankruptcy, insolvency or other similar laws or by general equitable principles.

(b) Purchaser’s principal address is listed below Purchaser’s signature on the signature page hereto.

(c) Purchaser is acquiring the Shares for investment purposes only for Purchaser’s own account, and not as a nominee or agent, and not with a view to the resale or distribution of all or any part of the Shares. Purchaser is prepared to hold the Shares for an indefinite period and has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participating interest in, any of the Shares.

(d) Purchaser is knowledgeable about the Company, and Purchaser has sufficient knowledge and experience in financial and business matters in general that Purchaser is capable of evaluating the Company and the business thereof and the risk and merits of investment in the Company and of making an informed investment decision thereon.

(e) Purchaser has been furnished with, and has had access to, such information as Purchaser considers necessary or appropriate for deciding whether to invest in the Shares, and Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the purchase of the Shares.

(f) Purchaser has been informed, understands and acknowledges that Purchaser’s investment in the Shares is a speculative investment and involves a high degree of risk, and that the amount realized on such investment may be less than the amount invested. In evaluating Purchaser’s investment in the Shares, Purchaser consulted with investment, legal and tax advisors and concluded that such investment is not inconsistent with and is appropriate in light of Purchaser’s overall investment objectives, financial condition and liquidity requirements. Purchaser is familiar with the nature of and risks attendant to an investment of the type contemplated hereby and the tax aspects of an investment of such type, is financially and otherwise capable of bearing the economic risk of such investment, and can afford the loss of the total amount of such investment.

(g) Purchaser does not have an overall commitment to investments which are not readily marketable that is disproportionate to Purchaser’s net worth, and Purchaser’s investment in the Shares will not cause such overall commitment to become excessive. Purchaser has adequate net worth and means of providing for Purchaser’s current needs and contingencies and has no need for liquidity in such investment.

(h) Purchaser understands that the Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in reliance upon specific exemptions thereunder for transactions not involving any public offering, and the availability of such exemptions depends in part upon the accuracy of Purchaser’s representations and warranties herein and that the Shares are characterized as “restricted securities” under federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser also understands that there is no public market for the Shares and that the sale or transfer of the Shares is also restricted by the terms of the Shareholders’ Agreement and applicable state law.

(i) The sale of the Shares contemplated by this Agreement does not conflict with, or result in a breach of, or a default under, or give rise to a right of acceleration under, any agreement or instrument to which Purchaser is a party.

(j) Purchaser has initialed the appropriate box below his signature indicating whether Purchaser is an “accredited investor” as such term is defined on Exhibit B hereto.

(k) Purchaser has received a copy of the Shareholders’ Agreement and has had an opportunity to review and ask questions about such Shareholders’ Agreement. Purchaser understands that the Shares will be bound by all of the terms, conditions, restrictions and obligations set forth in the Shareholders’ Agreement as the same may be amended from time to time.

4. Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

(a) All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

(b) The sale of the Shares contemplated by this Agreement does not conflict with, or result in a breach of, or a default under, or give rise to a right of acceleration under, the Company’s Bylaws or Articles of Incorporation, or any agreement or instrument to which Purchaser is a party.

5. Section 83(b) Election and Tax Withholding.

(a) Purchaser understands that (i) the acquisition of the Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended; (ii) such election may be filed only within 30 days after the date of purchase; and (iii) it is his sole responsibility, and not the Company’s, to file a timely election under Section 83(b). Purchaser covenants and agrees to provide the Company a copy of Purchaser’s election under Section 83(b) promptly after such election is made. An election form for the purpose of making such election is attached hereto as Exhibit A.

(b) The Company shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due to Purchaser the amount of any federal, state or local taxes required by law to be withheld as a result of the purchase of the Shares.

6. No Retention Rights. Nothing in this Agreement shall confer upon Purchaser any right to continue to be employed by the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any subsidiary of the Company employing or retaining the Purchaser) or of Purchaser, which rights are hereby expressly reserved by each, to terminate his employment at any time and for any reason, with or without cause.

7. Legends.

(a) All certificates evidencing the Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT OR LAWS AND EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A SHAREHOLDERS’ AGREEMENT WITH THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.”

(b) If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

8. Entire Agreement. This Agreement and the Shareholders’ Agreement contain the entire agreement between the parties with respect to the Shares purchased hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Shares purchased hereunder shall be void and ineffective for all purposes.

9. Governing Law. The validity, construction and effect of this Agreement shall be determined exclusively in accordance with the laws of the State of New York, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in courts of the State of New York in New York county and the United States District Court for the Southern District of New York, and Purchaser hereby agrees and submits to the personal jurisdiction and venue thereof.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

12. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND EXECUTIVE’S EMPLOYMENT BY THE COMPANY.

13. Expenses. Each party hereto shall pay all costs and expenses that such party incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

14. Successors and Assigns; Amendment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except expressly as provided in this Agreement. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Purchaser.

(This space left blank intentionally)

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first written above.

Deltek Systems, Inc.

By:
Name:
Title:

Please print address:

☐ Purchaser is an Accredited Investor

☐ Purchaser is not an Accredited Investor

EXHIBIT A

SECTION 83(b) ELECTION

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

(1) The taxpayer who performed the services is:

Name:

Address:

Social Security No.:

(2) The property with respect to which the election is made is [            ] shares (the “Shares”) of the common stock of Deltek Systems, Inc. (the “Company”).

(3) The Shares were transferred on [            ].

(4) The taxable year for which the election is made is the calendar year [            ].

(5) In the event that the taxpayer terminates his or her services with the Company other than for “Good Reason” (as defined in the Company’s Shareholders’ Agreement) within two years from the date of transfer, the Shares are subject to repurchase by the Company at the lesser of the taxpayer’s cost or the Shares’ fair market value. In addition, the Shares are subject to repurchase by the Company if the taxpayer engages in specified prohibited or competitive activities during employment or a specified period thereafter, or is convicted of a crime against the Company or an affiliate. The Shares are subject to certain “bring-along” obligations pursuant to which certain stockholders can require in connection with a sale of their common stock that a proportionate share of a taxpayer’s Shares be sold in the same transaction. The Shares generally may not be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of, except under certain limited circumstances to certain permitted transferees, and then only if the transferee agrees to be bound by the terms of the Shareholders’ Agreement.

All restrictions described in the preceding paragraph will terminate on the date on which certain stockholders and their affiliates cease to own in the aggregate directly or indirectly at least 15% of the then outstanding securities of the Company having the power to vote in the election of directors of the Company.

(6) The fair market value of such Shares at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $[            ] per share.

(7) The amount paid for such Shares is $[            ] per share.

(8) A copy of this statement was furnished to the Company, for whom taxpayer rendered the services that gave rise to the transfer of such Shares.

(9) This statement is executed on [            ].

Taxpayer	Spouse (if any)

Note: This election must be filed with the Internal Revenue Service Center with which the Purchaser files his or her Federal income tax returns and must be filed within 30 days after the date of purchase. This filing should be made by registered or certified mail, return receipt requested. In addition, a copy of this form must be attached to the taxpayer’s [            ] Federal and state tax returns. The taxpayer should also retain copies of the form and the mailing receipts for his or her records. The taxpayer understands that the foregoing election may not be revoked except with the consent of the Internal Revenue Service.

EXHIBIT B

Accredited Investor Definition

The term “Accredited Investor” as used herein refers to:

a. A person or entity who is a director or executive officer of the Company;

b. Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

c. Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

d. Any natural person who had an individual net worth, or joint worth with that person’s spouse, at the time of his purchase which exceeds $1,000,000;

e. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

f. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

g. Any entity in which all of the equity owners are accredited investors.

As used in this definition, the term “net worth” means the excess of total assets over total liabilities. For the purpose of determining a person’s net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances.